UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

Core University Living Real Estate Income Trust

(Exact name of Registrant as Specified in its Charter)

Maryland	000-56849	41-3851473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 N. Kingsbury St.
Chicago, IL	60642
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 969-5740

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 25, 2026, Core University Living Real Estate Income Trust (the “Company”), pursuant to its distribution reinvestment plan, sold 38,587 Class A common shares of beneficial interest (“Class A shares”) and 15,982 Class E common shares of beneficial interest (“Class E shares”) at a price per share of $10.00 to accredited investors for aggregate consideration of $385,875 and $159,824, respectively.

On October 1, 2026, the Company sold 496,682 Class A shares at a price per share of $10.0668 to accredited investors in a private placement for aggregate consideration of $5,000,000.

On October 26, 2026, the Company, pursuant to its distribution reinvestment plan, sold 39,127 Class A shares and 16,206 Class E shares at prices per share of $10.0668 and $10.0741, respectively, to accredited investors for aggregate consideration of $394,009 and $163,193, respectively.

On November 2, 2026, the Company sold 371,884 Class F-S common shares of beneficial interest (“Class F-S shares”) and 106,604 Class F-I common shares of beneficial interest at a price per share of $10.1779 to accredited investors in a private placement for aggregate considerations of $3,785,000 and $1,085,000, respectively. The aggregate commissions paid in connection with the sale of the Class F-S shares were $27,800.

The transactions described above were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Rule 506 of Regulation D thereunder because they were not part of any public offering and did not involve any general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core University Living Real Estate Income Trust

Date: November 5, 2026	By:	/s/ Merritt Poole
Merritt Poole
Chief Financial Officer and Treasurer